Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Brian L. Cantrell Alliance Resource Partners, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

ALLIANCE RESOURCE PARTNERS, L.P.

Issues WARN Notice at its Pontiki Mine in Response to Weak Coal Demand

TULSA, OKLAHOMA, September 27, 2013 — Alliance Resource Partners, L.P. (NASDAQ: ARLP) announced today that its subsidiary, Excel Mining, LLC (Excel), issued Worker Adjustment and Retraining Notification (WARN) Act notices to all employees at the Pontiki mining complex in Martin County, Kentucky.  ARLP currently plans to continue operations at the Pontiki complex until early December to fulfill commitments under existing sales contracts at which time the mine is expected to cease production.

“For over 36 years, the Pontiki mining complex has operated safely and profitably — providing quality jobs for our hardworking people and meeting the needs of customers,” said Joseph W. Craft III, President and Chief Executive Officer.  “When Pontiki resumed production last year, we knew the market outlook was uncertain but were hopeful that conditions would improve.  Unfortunately, market conditions remain weak and we have been unable to secure new coal sales commitments for Pontiki coal beyond the existing 2013 contracts.  While we are deeply saddened by the impact of this decision on our employees, their families and their communities, we have no choice but to take this unfortunate but necessary step to begin the process of winding down production operations at Pontiki.”

ARLP continues to execute on its growth projects in the Illinois Basin and Northern Appalachia and management is currently evaluating options to provide employment opportunities to Pontiki personnel at other ARLP operations in those regions.  Information sessions will be scheduled in the near future to allow Pontiki employees to learn more about these opportunities.

Following a closure order by the Mine Safety and Health Administration with respect to the Pontiki coal preparation plant and associated surface facilities, the Pontiki mining complex was temporarily idled on August 29, 2012 and resumed operations on November 25, 2012.  Due to that temporary idling of the mine, ARLP recorded in 2012 approximately $26.6 million of related losses and charges, including a $19.0 million non-cash asset impairment charge.  ARLP does not currently expect the closure of the Pontiki mine to have a material impact on its 2013 financial results.

The Pontiki mining complex is owned by Pontiki Coal, LLC and operated by Excel, both wholly-owned subsidiaries of ARLP.  The Pontiki mining complex currently employs approximately 142 workers and has generated 2013 year-to-date coal sales and production volumes of approximately 613,000 tons and 634,000 tons, respectively.

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About Alliance Resource Partners, L.P.

ARLP is a diversified producer and marketer of coal to major United States utilities and industrial users.  ARLP, the nation’s first publicly traded master limited partnership involved in the production and marketing of coal, is currently the third largest coal producer in the eastern United States with mining operations in the Illinois Basin, Northern Appalachian and Central Appalachian coal producing regions.  ARLP operates eleven mining complexes in Illinois, Indiana, Kentucky, Maryland and West Virginia.  ARLP is also constructing a new mine in southern Indiana and is purchasing and funding development of reserves, constructing surface facilities and making equity investments in a new mining complex in southern Illinois.  In addition, ARLP operates a coal loading terminal on the Ohio River at Mount Vernon, Indiana.

News, unit prices and additional information about ARLP, including filings with the Securities and Exchange Commission, are available at http://www.arlp.com.  For more information, contact the investor relations department of ARLP at (918) 295-7674 or via e-mail at investorrelations@arlp.com.

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The statements and projections used throughout this release are based on current expectations.  These statements and projections are forward-looking, and actual results may differ materially.  These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release.  At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS:  With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results.  These risks, uncertainties and contingencies include, but are not limited to, the following: changes in competition in coal markets and our ability to respond to such changes; changes in coal prices, which could affect our operating results and cash flows; risks associated with the expansion of our operations and properties; legislation, regulations, and court decisions and interpretations thereof, including those relating to the environment, mining, miner health and safety and health care; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; changing global economic conditions or in industries in which our customers operate; liquidity constraints, including those resulting from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability; our productivity levels and margins earned on our coal sales; unexpected changes in raw material costs; unexpected changes in the availability of skilled labor; our ability to maintain satisfactory relations with our employees; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments or projections associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; unexpected operational interruptions due to geologic, permitting, labor, weather-related or other factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining our surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding pension, black lung benefits and other post-retirement benefit liabilities; coal market’s share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of other sources of electricity, such as natural gas, nuclear energy and renewable fuels; uncertainties in estimating and replacing our coal reserves; a loss or reduction of benefits from certain tax deductions and credits; difficulty obtaining commercial property insurance, and risks associated with our participation (excluding any applicable deductible) in the commercial insurance property program; and difficulty in making accurate assumptions and projections regarding future revenues and costs associated with equity investments in companies we do not control.

Additional information concerning these and other factors can be found in ARLP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including ARLP’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 1, 2013 with the SEC.  Except as required by applicable securities laws, ARLP does not intend to update its forward-looking statements.